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                                                                EXHIBIT 99.1


                                MANOR CARE, INC.

              11555 Darnestown Road, Gaithersburg, Maryland 20878
          This Proxy is Solicited on Behalf of the Board of Directors

                  PROXY FOR SPECIAL MEETING OF STOCKHOLDERS ON
                               SEPTEMBER 24, 1998

     The undersigned hereby appoints KENNETT L. SIMMON and FREDERIC V. MALEK, and each of them, the true and lawful attorneys and proxies, with full power of substitution, to attend the Special Meeting of Stockholders of MANOR CARE, INC. to be held in the Auditorium of the Manor Care Corporate Offices, 11555 Darnestown Road, Gaithersburg, Maryland, on Thursday, September 24, 1998 at 9:00 a.m. and at any adjournment thereof, and to vote all shares of common stock held of record which the undersigned could vote, with all the powers the undersigned would possess if personally present at such meeting, as designated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE USED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEM (1), AND FOR AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR AT ANY AND ALL ADJOURNMENTS THEREOF.
                (Continued and to be signed on the reverse side)
                   (UP ARROW) FOLD AND DETACH HERE (UP ARROW)

Please mark as
indicated as
this example: [X]

THE BOARD OF DIRECTORS OF MANOR CARE RECOMMENDS A VOTE FOR ITEM (1)

1.   To approve and adopt the Amended and Restated Agreement and   For  Against  Abstain
     Plan of Merger dated as of June 10, 1998 (the "Merger         [ ]    [ ]      [ ]
     Agreement") by and among Manor Care, Health Care and
     Retirement Corporation ("HCR") and Catera Acquisition Corp.,
     a wholly owned subsidiary of HCR ("Merger Sub"), pursuant to which, among other things, Merger Sub will merge with and
     into Manor Care (the "Merger"), with Manor Care surviving
     and becoming a wholly owned subsidiary of HCR, and to
     approve the Merger and the transactions contemplated by the
     Merger Agreement, as fully described in the Joint
     Proxy/Prospectus relating thereto.
2.   In their discretion, upon such other business as may
     properly come before the meeting.

If you plan to attend the Special Meeting of Stockholders, please mark the following box and promptly return this Proxy Card. [ ]


-----------------------SIGNATURE
-----------------------SIGNATURE
-----------------------DATE

(Signature should agree exactly with the name or names appearing above. Joint owners should both sign. In signing as attorney, administrator, executor, guardian or trustee, please set forth your full title. If the signer is a corporation, please sign the full corporate name by a duly authorized officer).

               (UP ARROW)     FOLD AND DETACH HERE     (UP ARROW)